                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials
     / / Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-2
                         INSTRUMENT SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         INSTRUMENT SYSTEMS CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                         INSTRUMENT SYSTEMS CORPORATION


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 1995

                            ------------------------

To the Stockholders of
  INSTRUMENT SYSTEMS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Instrument Systems Corporation will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Wednesday, February 8, 1995 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1.    To elect four directors;

     2. To consider and act upon a proposal to amend the Certificate of Incorporation to change the name of the Company to "Griffon Corporation", as set forth in Exhibit "A";

     3. To consider and act upon a proposal to adopt a 1995 Stock Option Plan, as set forth in Exhibit "B";

     4. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on December 21, 1994 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                            By Order of the Board of Directors,

                                                      SUSAN E. ROWLAND
                                                         Secretary

Dated: Jericho, New York
       December 23, 1994

                         INSTRUMENT SYSTEMS CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, FEBRUARY 8, 1995

                            ------------------------

     The Annual Meeting of Stockholders of Instrument Systems Corporation (the "Company") will be held on Wednesday, February 8, 1995 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF INSTRUMENT SYSTEMS CORPORATION FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is December 23, 1994.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS


     Only stockholders of record on December 21, 1994 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding two classes of voting capital stock, namely, its Common Stock, and its Second Preferred Stock, Series I (the "Second Preferred Stock") which vote together as a single class. Each share of Common Stock and Second Preferred Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of shareholders. As of December 16, 1994, there were issued and outstanding approximately 30,737,993 shares of Common Stock and approximately 1,674,309 shares of Second Preferred Stock. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each matter to be submitted to a vote of the shareholders, except that the votes of the holders of a majority of all shares entitled to vote at the Annual Meeting is required to approve the proposal to amend the Company's Certificate of Incorporation to change its name to Griffon Corporation. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of December 16, 1994 certain information with regard to ownership of the Company's Common Stock and Second Preferred Stock by (i) each beneficial owner of 5% or more of the Company's Common Stock and Second Preferred Stock, to the knowledge of the Company based upon filings with the Securities and Exchange Commission; (ii) each director and executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:


                                                                                     SECOND
                                                           COMMON                   PREFERRED
                                                           STOCK                      STOCK
                                                        BENEFICIALLY              BENEFICIALLY
           NAME OF BENEFICIAL OWNER                      OWNED (1)                  OWNED (1)
- ----------------------------------------------- ----------------------------     ---------------
Instrument Systems Corporation
  Employee Stock Ownership Plan(2)............. 2,541,298 (8.3%)                               --
Taft Securities(3).............................        --                                 136,800 (8.2%)
Patrick L. Alesia..............................   117,558 (4)                                  --
Robert Balemian................................   668,500 (2.1%)(4)                            --
Bertrand M. Bell...............................     6,077 (5)                                  --
Harvey R. Blau................................. 1,148,179 (3.6%)(4)(7)                      9,800
Robert Bradley.................................     1,677 (5)                                  --
Abraham M. Buchman.............................     5,508 (5)                                  --
Rear Admiral Clarence A. Hill, Jr. (Ret.)......     5,505 (5)                               2,035
Ronald J. Kramer...............................     4,577 (5)                                  --
Milton Paulson.................................     1,334 (5)                                 907
Lieutenant Gen. James W. Stansberry (Ret.).....    11,727 (5)(6)                               --
Martin S. Sussman..............................     2,077 (5)                                  --
William H. Waldorf.............................     3,034 (5)                               1,240
Lester L. Wolff................................     2,077 (5)                                  --
Directors and executive officers as a group
  (14 persons)................................. 1,986,330 (6.2%) (4) (5) (7) (8)           13,982


- ---------------

(1) No officer or director owns more than one percent of the issued and outstanding Common Stock and Second Preferred Stock of the Company unless otherwise indicated. Ownership represents sole voting and investment power.

(2) The address for this shareholder is c/o U.S. Trust Company of California N.A., as trustee, 555 South Flower Street, Suite 2700, Los Angeles, California 90071.

(3) The address for this shareholder is 225 West Washington, Suite 2135, Chicago, Illinois 60606.

(4) Includes for Messrs. Blau, Balemian and Alesia 422,500, 315,000 and 42,500 shares, respectively, issuable with respect to options exercisable within 60 days under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plans. See "Management -- Stock Plans".

(5) Includes 1,077 shares of Common Stock granted to each non-employee director pursuant to the Company's Outside Directors Stock Award Plan. See "Management -- Stock Plans -- Outside Director Stock Award Plan".

(6) Includes 10,650 shares owned of record by Mr. Stansberry's wife.

(7) Includes warrants to purchase 226,414 shares of Common Stock currently exercisable at $2.65 per share.

(8) Includes 788,500 shares issuable with respect to options exercisable within 60 days granted to executive officers under the Company's Incentive Stock Option Plan and Non-Qualified Stock Option Plans. See "Management -- Stock Plans".

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. The Company's Board of Directors now consists of twelve directors as set forth below.

       CLASS I                     CLASS II                         CLASS III
 (TO SERVE UNTIL THE          (TO SERVE UNTIL THE              (TO SERVE UNTIL THE
  ANNUAL MEETING OF            ANNUAL MEETING OF                ANNUAL MEETING OF
STOCKHOLDERS IN 1996)        STOCKHOLDERS IN 1997)            STOCKHOLDERS IN 1995)
- ----------------------    ---------------------------    --------------------------------
 Bertrand M. Bell (2)           Robert Balemian               Abraham M. Buchman (2)
  Robert Bradley (1)            Harvey R. Blau                     Rear Admiral
   Lester L. Wolff           Ronald J. Kramer (1)        Clarence A. Hill, Jr. (Ret.)(2)
Martin S. Sussman (1)         Lieutenant General                Milton Paulson (2)
                          James W. Stansberry (Ret.)          William H. Waldorf (1)

- ---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

     Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. and William H. Waldorf, directors in Class III, are to be elected to hold office until the Annual Meeting of Stockholders in 1998 or until their successors are chosen and qualified. Milton Paulson recently has informed the Company that he intends to retire from the Board of Directors effective as of the 1995 Annual Meeting of Stockholders and Henry A. Alpert has been nominated to fill this directorship. Upon election, Mr. Alpert also is to hold office in Class III until the Annual Meeting of Stockholders in 1998 or until his successor is chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $15,000 and a fee of $1,200 for each Board of Directors or Committee meeting attended. In addition, under the Company's Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of Common Stock of the Company valued at $10,000. All shares awarded under this plan vest over a period of three years. In February 1994, an aggregate of 10,770 shares were granted under this plan.

     There were five meetings of the Board of Directors during the fiscal year ended September 30, 1994. Each director attended or participated in at least 75% of such meetings of the Board of Directors and the committees on which he served. For the fiscal year ended September 30, 1994, there was one meeting of the Audit Committee and four meetings of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the year-end audited financial statements, the Company's internal accounting controls and the professional services furnished by the independent public accountants to the Company, and the Compensation Committee recommends executive compensation and the granting of stock options to employees. See "Compensation Committee Report on Executive Compensation." The Company has no standing nominating committee.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors and director nominee:

     Mr. Henry A. Alpert (47), a director nominee of the Company, has been President of Spartan Petroleum Corp., a distributor of petroleum products, for more than the past five years.

     Mr. Robert Balemian (55) has been President and a director of the Company since 1982, was Vice President of the Company from February 1976 through December 1978 and Vice President of Finance of the Company from December 1978 until March 1982.

     Dr. Bertrand M. Bell (65), a director of the Company since 1976, has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     Mr. Harvey R. Blau (59), Chairman of the Board of the Company since 1983, has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., general counsel to the Company. For the fiscal year ended September 30, 1994, the Company paid approximately $710,000 in legal fees to the firm. Mr. Blau is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products and a director of Nu Horizons Electronics Corp., a distributor of electronic components.

     Mr. Robert Bradley (75), a director of the Company since 1985, was an employee and executive of commercial banks for more than 30 years prior to his retirement in 1979. Mr. Bradley is a director of Aeroflex Incorporated.

     Mr. Abraham M. Buchman (78), a director of the Company since 1966, has been a practicing attorney in the State of New York for more than the past five years. Mr. Buchman is a partner in the law firm of Buchman & O'Brien.

     Rear Admiral Clarence A. Hill, Jr. (Ret.) (74), a director of the Company since 1982, was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to 1991, Rear Admiral Hill was Vice President for Governmental Affairs and an executive board member of the Association of Naval Aviation.

     Mr. Ronald J. Kramer (36), a director of the Company since May 1993, has been a managing director of Ladenburg, Thalmann & Co. Inc., an investment banking firm, for more than the past five years. In fiscal 1994, the Company paid certain brokerage commissions to Ladenburg, Thalmann & Co. Inc. in connection with the Company's stock repurchase program. Mr. Kramer is a director of Cellstar Corporation, Skybox International, Inc., New Valley Corporation and Jaymark Corporation. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     Mr. Milton Paulson (90), a director of the Company since 1987, has been a practicing attorney in the State of New York for in excess of 45 years. Mr. Paulson recently has informed the Company that he intends to retire from the Board upon the expiration of his current term on February 8, 1995.


     Lieutenant General James W. Stansberry (Ret.) (67), a director of the Company since 1991, was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning to aerospace and defense firms. In fiscal 1994, Telephonics

Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.


     Mr. Martin S. Sussman (57), a director of the Company since 1989, has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years. Mr. Sussman is a director of Greenstone Roberts Advertising, Inc.

     Mr. William H. Waldorf (57), a director of the Company since 1963, has been President of Landmark Capital, Inc., an investment firm, for more than the past five years.


     Lester L. Wolff (74), a director of the Company since 1987, has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 1994, Telephonics Corporation, a wholly-owned subsidiary of the Company, paid $42,000 to Lester Wolff Enterprises Limited in fees for services rendered.


                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The officers of the Company are as follows:

             NAME                       AGE                OFFICE HELD
- ------------------------------          ---           ----------------------
Harvey R. Blau................          59            Chairman of the Board
Robert Balemian...............          55            President
Patrick L. Alesia.............          46            Vice President
                                                      and Treasurer
Susan E. Rowland..............          36            Secretary

     Mr. Patrick L. Alesia was appointed Vice President of the Company in May 1990 and has been the Treasurer of the Company since April 1979.

     Mrs. Susan E. Rowland has been Secretary of the Company since September
1983.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who earned more than $100,000, for services rendered for the fiscal years ended September 30, 1994, 1993 and 1992:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                            ANNUAL COMPENSATION            -----------------------------------
                                    ------------------------------------   RESTRICTED   NUMBER OF   LONG-TERM
                                                            OTHER ANNUAL     STOCK       SHARES     INCENTIVE     ALL OTHER
    NAME AND PRINCIPAL     FISCAL                           COMPENSATION     AWARDS     UNDERLYING     PLAN      COMPENSATION
         POSITION           YEAR     SALARY     BONUS(1)        (2)           (3)        OPTIONS     PAYOUTS         (4)
- -------------------------- ------   --------   ----------   ------------   ----------   ---------   ----------   ------------
Harvey R. Blau............   1994   $629,000   $2,597,000     $     --      $     --     465,000      $   --       $ 96,244
  Chairman and Chief         1993    615,000    2,277,000           --            --     100,000          --         96,824
  Executive Officer          1992    555,000    2,208,000           --            --          --          --
Robert Balemian...........   1994   $624,000   $2,539,000     $     --      $     --     350,000      $   --       $ 57,045
  President                  1993    610,000    2,219,000           --            --      75,000          --         57,072
                             1992    548,000    2,150,000           --            --          --          --
Patrick L. Alesia.........   1994   $186,000   $   70,000     $     --      $ 65,000       5,000      $   --       $ 22,063
  Vice President and         1993    170,000       60,000           --            --      10,000          --         22,037
  Treasurer                  1992    158,000       50,000           --            --          --          --

- ---------------
(1) Represents for Messrs. Blau and Balemian incentive compensation under employment agreements. See "Management -- Employment Agreements."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) In fiscal 1994, 9,500 shares of restricted stock were granted to Mr. Alesia under the Company's Restricted Management Stock Bonus Plan. No restricted stock awards were granted in 1993 and 1992. On September 30, 1994, Mr. Blau held 7,500 shares of restricted stock having a market value of approximately $59,000; Mr. Balemian held 6,250 shares of restricted stock having a market value of approximately $49,000; and Mr. Alesia held 10,750 shares of restricted stock having a market value of approximately $85,000. All market values were determined as of September 30, 1994. Any dividends paid by the Company on its shares of Common Stock will be paid on these restricted shares. See "Management -- Restricted Management Stock Bonus Plan."

(4) All Other Compensation in fiscal 1994 includes: (a) $73,374, $37,290 and $7,590 of premiums paid by the Company in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. The Company is the beneficiary to the extent of the premiums paid; (b) $10,317, $7,202 and $1,920 paid by the Company for term life insurance policies on Messrs. Blau, Balemian and Alesia, respectively; (c) Company contributions under the Instrument Systems Corporation 401(k) Retirement Plan of $10,553 paid by the Company for each of Messrs. Blau, Balemian and Alesia and (d) $2,000 in Company contributions allocated under the Company's Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian and Alesia. The amounts for 1992 are omitted pursuant to the rules adopted by the Securities and Exchange Commission.

EMPLOYMENT AGREEMENTS

     Messrs. Blau and Balemian have entered into employment agreements with the Company for terms ending on December 31, 2000. Pursuant to these agreements, each receives compensation consisting of salary, cumulative cost of living adjustments, and under certain conditions, an incentive bonus. Mr. Blau's incentive is 4% of the Company's consolidated pretax earnings up to $5,000,000, and 5% thereafter, and Mr. Balemian's incentive is 2 1/2% of the Company's consolidated pretax earnings up to $3,000,000, 3 1/2% of the consolidated pretax earnings between $3,000,000 and $5,000,000 and 5% thereafter. The agreements further provide for consulting payments for five years after termination of employment at annual amounts of one-half of their last annual salary. The employment agreements make provisions for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, also as defined therein, the employee has the option, exercisable within six months of becoming aware of such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement.

STOCK PLANS

     EMPLOYEE STOCK OWNERSHIP PLAN

     In May 1983, the Company adopted an Employee Stock Ownership Plan ("ESOP" or "Plan"). Employees of the Company and its subsidiaries are eligible to participate in the Plan, provided they are not members of a collective bargaining unit. The ESOP has a Trustee, U.S. Trust Company of California, N.A. (the "Trustee"), who votes the securities held by the Plan (other than securities of the Company which have been allocated to employees' accounts).

     The annual contributions to the Plan are to be in such amounts as the Board of Directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by the Company to an employee's account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee's annual compensation, as defined under the Plan. No contributions are required of, nor are any accepted from, any employee.

     All contributions to the Plan are invested primarily in the Company's securities. The Trustee has the right to purchase the Company's securities on behalf of employees. The Trustee is considered the shareholder for the purpose of exercising all owners' and shareholders' rights, with respect to the Company's securities held in the Plan, except for voting rights, which inure to the benefit of each employee who can vote all shares held in his account, even if said shares are not vested.

     The Trustee is empowered to borrow funds for the purpose of purchasing the Company's securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for allocation as principal is repaid. In this regard, as of December 16, 1994, the Plan had outstanding borrowings of $750,000 from a lending institution. The loan is guaranteed by the Company. For the fiscal year ending September 30, 1994, the contributions allocated for the accounts of Messrs. Blau, Balemian and Alesia were approximately $2,000, $2,000 and $2,000, respectively, and approximately $6,000 for all executive officers as a group.

     RESTRICTED MANAGEMENT STOCK BONUS PLAN

     The Restricted Management Stock Bonus Plan (the "Bonus Plan") covered 1,500,000 shares of Common Stock of the Company and was intended to provide a further means of inducing executives and other "key salaried employees" of the Company to join and remain with the Company. The Bonus Plan, which was approved by the Stockholders in 1982 and amended in 1985 and 1987, provided for the sale of Common Stock to eligible employees at par value, which is $.25 per share. The Board of Directors or its Compensation Committee determined, in its discretion, participants and the number of shares awarded under the Bonus Plan. Shares issued under the Bonus Plan vest in four equal installments on the second, third, fourth and fifth anniversaries of the date of issuance. Except for those shares which have been vested, shares issued under the Bonus Plan may not be sold, transferred or otherwise disposed of, unless they first are offered to the Company for the same amount paid by the recipient. During fiscal 1994, 9,500 shares were issued under the Bonus Plan. As of December 16, 1994, all available shares have been issued under the Bonus Plan.

     INCENTIVE STOCK OPTION PLAN

     The Incentive Stock Option Plan (the "Option Plan"), which expired in July 1992, was intended to provide an additional means of inducing executives and other "key salaried employees" of the Company (which is defined under Section 422 of the Internal Revenue Code as employees of the Company and its subsidiaries) to join and remain with the Company by offering them a greater share of the Company's stock and a greater identification with the stockholders of the Company. Within the limits of the Option Plan, the Company's Board of Directors, in its discretion, determined the participants under the Option Plan, the number of options to be granted under the Option Plan and the purchase price and terms of each option. The price for the shares covered by each option was required to be not less than 100% of the fair market value at the date of grant. Options expire five years from the date of grant. As of December 16, 1994 options to purchase 242,000 shares are outstanding and exercisable at prices ranging from $1.625 per share to $2.25 per share.

     1988 NON-QUALIFIED STOCK OPTION PLAN


     The 1988 Non-Qualified Stock Option Plan (the "1988 Plan") which was adopted by the Board of Directors in May 1988 and amended in November 1992, covers 1,000,000 shares of the Company's Common Stock. Under the terms of the 1988 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1994, options were granted to purchase 84,000 shares under the 1988 Plan. As of December 16, 1994, options to purchase 593,000 shares were exercisable at prices ranging from $1.50 per share to $8.625 per share and options to purchase 148,500 shares remained available for future grants under the 1988 Plan.


     1992 NON-QUALIFIED STOCK OPTION PLAN

     The 1992 Non-Qualified Stock Option Plan (the "1992 Plan"), which was adopted by the Board of Directors in November 1992 and approved by the stockholders in February 1993, covers 1,000,000 shares of the Company's Common Stock. Under the terms of the 1992 Plan, the purchase price of the shares subject to each option granted will not be less than 100% of the fair market value at the date of grant. The terms of each option shall be determined at the time of grant by the Board of Directors or its Compensation Committee. During fiscal 1994, options were granted to purchase 823,000 shares under the 1992 Plan. As of December 16, 1994, options to purchase 91,500 shares were exercisable at prices ranging from $6.625 per share to $9.125 per share and options to purchase 2,000 shares remained available for future grants under the 1992 Plan.

     OUTSIDE DIRECTOR STOCK AWARD PLAN

     The Company has an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by shareholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of shareholders, each eligible director is awarded shares of the Company's Common Stock having a value of $10,000, which shares vest in equal installments over a three-year period. In 1994, an aggregate of 10,770 shares were issued under the Outside Director Plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 1994:

                                     INDIVIDUAL GRANTS(1)                     POTENTIAL REALIZED VALUE AT ASSUMED ANNUAL
                     ----------------------------------------------------       RATES OF STOCK PRICE APPRECIATION FOR
                       NUMBER                                                             OPTION TERM(1)(6)
                     OF SHARES      % OF TOTAL                              ----------------------------------------------
                     UNDERLYING   OPTIONS GRANTED   EXERCISE                 STOCK
                      OPTIONS     TO EMPLOYEES IN    PRICE     EXPIRATION    PRICE      DOLLAR    STOCK PRICE     DOLLAR
      NAME           GRANTED(2)   FISCAL YEAR(4)     ($/SH)       DATE      5%($)(5)   GAIN(1)     10%($)(5)     GAIN(1)
- -------------------  ----------   ---------------   --------   ----------   --------   --------   -----------   ----------
Harvey R. Blau.....   75,000           8.3%         $9.125       2-8-04     $14.86     $430,000     $ 23.67     $1,091,000
                     390,000(3)       43.0%          7.125      7-26-99       9.09      766,000       11.48      1,698,000
Robert Balemian....   60,000           6.6%          9.125       2-8-04      14.86      344,000       23.67        873,000
                     290,000(3)       32.0%          7.125      7-26-99       9.09      570,000       11.48      1,263,000
Patrick L. Alesia..    5,000           0.6%          8.625     11-10-03      14.05       27,000       22.37         69,000

- ---------------
(1) All grants are under the Company's stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made in fiscal 1994 at the market value of the Company's Common Stock on the date of grant. Grants vest 50% one year after date of grant and the remaining balance two years after the date of grant.

(3) These options become exercisable after the closing price of the Company's Common Stock has attained an average price of $10 per share for 10 consecutive trading days, or 60 days before the options expire (May 27, 1999), whether or not the price target has been met.

(4) Total options granted to employees in fiscal 1994 were for 907,000 shares of Common Stock.

(5) The stock price represents the price of the Company's Common Stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.


(6) The increase in market value of the Company's Common Stock for all stockholders as of December 16, 1994, assuming annual rates of stock appreciation from September 30, 1994 (stock price at $7.875 per share) over the five and ten year periods used in this table, aggregate $66,809,000 at a 5% rate and $147,900,000 at a 10% rate after five years and $152,257,000 at a 5% rate and $385,846,000 at a 10% rate after ten years.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 1994 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 1994:

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               SHARES                       OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END(2)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE      REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------  -----------    -----------    -----------    -------------    -----------    -------------
Harvey R. Blau.............     25,000       $ 191,000       335,000         515,000       $ 1,821,000      $ 355,000
Robert Balemian............     25,000         191,000       247,500         387,500         1,338,000        264,000
Patrick L. Alesia..........     15,000         103,000        42,500           2,500           214,000         --



- ---------------

(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of the exercise date.

(2) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1994, the Company's Compensation Committee consisted of Messrs. Abraham M. Buchman, Bertrand M. Bell, Rear Admiral Clarence A. Hill, Jr. (Ret.) and Milton Paulson. None of these persons were officers or employees of the Company during fiscal 1994 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1994 is furnished by the directors who comprised the Compensation Committee during fiscal 1994.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment Agreements".

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's 1988 and 1992 Non-Qualified Stock Option Plans and, if approved by shareholders, the Company's 1995 Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1994, pursuant to the terms of his employment agreement with the Company, Robert Balemian, the Company's President, received a base salary and a cash incentive bonus based on the Company's pre-tax income. See "Management -- Employment Agreements." In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Balemian. Mr. Balemian was also granted certain stock options for the same reasons as are set forth under "Compensation of Chief Executive Officer" below. Mr. Patrick Alesia, the Company's Vice President and Treasurer, also received a base salary, a cash bonus and grants of stock options under the Company's 1992 Non-Qualified Stock Option Plan and restricted shares under the Company's Restricted Management Stock Bonus Plan. The Compensation Committee determined that this base salary, bonus and grants of stock options and restricted stock were appropriate given the Company's financial performance, the substantial contribution made by Mr. Alesia to such performance and the compensation levels of executives at companies competitive with the Company.

COMPENSATION OF CHIEF EXECUTIVE OFFICER


     For fiscal 1994, pursuant to the terms of his employment agreement with the Company, Mr. Harvey R. Blau, the Company's Chairman and Chief Executive Officer, received a base salary and a cash incentive bonus based on the Company's pre-tax income. See "Management -- Employment Agreements". In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the cash compensation of Mr. Blau. The Compensation Committee granted to Mr. Blau, in addition to the options to purchase 75,000 shares of Common Stock exercisable at $9.125 per share, a five year option to purchase 390,000 shares exercisable at $7.125. Each of these options were granted at exercise prices equal to the market value of the Company's Common Stock on the date of grant. The five-year option to purchase 390,000 shares is exercisable only after the closing price of the Company's Common Stock has attained an average price of $10.00 per share for ten consecutive trading days, or sixty days before the options expire (whether or not the price per share target has been met). The Compensation Committee believes that these options provide an incentive for Mr. Blau to maximize long-term shareholder value. The Compensation Committee also noted that under Mr. Blau's leadership during his tenure as Chief Executive Officer, the Company's annual revenues, annual earnings, the market capitalization and the market value per share of Common Stock of the Company have all increased substantially.

                                            The Compensation Committee

                                              Abraham M. Buchman, Chairman
                                              Bertrand M. Bell
                                              Rear Admiral Clarence A. Hill, Jr.
                                              Milton Paulson

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1994 except that Lieutenant General James W. Stansberry failed to timely file two Form 4s relating to two purchase transactions for an aggregate of 1,800 shares of the Company's Common Stock and one Form 5 relating to a transfer of shares of the Company's Common Stock to his wife.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's stockholders during the five year period ended September 30, 1994 as well as an overall stock market index (S & P 500 Index) and the Company's peer group index (S & P Conglomerates Index):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

           AMONG INSTRUMENT SYSTEMS CORPORATION, THE S & P 500 INDEX
                       AND THE S & P CONGLOMERATES INDEX

                                  INSTRUMENT
      MEASUREMENT PERIOD            SYSTEMS                       S & P CON-
    (FISCAL YEAR COVERED)         CORPORATION      S & P 500      GLOMERATES
9/89                                       100             100             100
9/90                                        92              91              77
9/91                                       285             118              89
9/92                                       300             132              99
9/93                                       531             149             146
9/94                                       485             155             134

* $100 INVESTED ON SEPTEMBER 30, 1989 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

              PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                         CHANGING THE NAME OF THE COMPANY

     The Board of Directors has proposed and recommends to the Company's shareholders an amendment to Article "FIRST" of the Company's Certificate of Incorporation to change the name of the Company from Instrument Systems Corporation to Griffon Corporation. This proposed amendment is indicated on Exhibit A annexed hereto.


     The Board has given consideration to a possible name change for Instrument Systems Corporation, primarily because the Company's present name no longer portrays the nature of its business. The Company is a diverse business enterprise with operations in three major businesses -- building products, speciality plastic films and electronic information and communication systems. After substantial review, the Board has decided to recommend to the shareholders that the name of the Company be changed to Griffon Corporation. The Griffon, in mythology, stands for diversity, strength, vigilance, valor, science and knowledge. If the stockholders approve the change of the name, the Company intends to adopt the logo "Strength through Diversity."

     The proposed amendment to the Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the Company's outstanding capital stock entitled to vote on this matter at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the amendment.

                    PROPOSAL TO ADOPT 1995 STOCK OPTION PLAN

INTRODUCTION

     At the Annual Meeting there will be presented to stockholders a proposal to approve the adoption of the Instrument Systems Corporation 1995 Stock Option Plan (the "1995 Option Plan"), which was approved by the Board of Directors on November 8, 1994, subject to stockholder approval. Eligible participants are officers and employees of the Company or any of its subsidiaries or affiliates. Options granted under the 1995 Option Plan may be incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") or non-qualified stock options.


     Management believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain qualified officers and employees and to motivate their best efforts on behalf of the Company's interests. The Company believes that the 1995 Option Plan will constitute an important part of the Company's compensation of its officers and other employees, particularly since only approximately 150,000 shares of Common Stock are available under the Company's existing stock option plans.



NEW PLAN BENEFITS


     The following table sets forth as of December 16, 1994 the benefits under the 1995 Option Plan that will be received by the executive officers named in the "Summary Compensation Table", subject to shareholder approval of the 1995 Option Plan:

                                                                       1995 STOCK OPTION PLAN
                                                               ---------------------------------------
                                                                                    NUMBER OF SHARES
                      NAME AND POSITION                        DOLLAR VALUE(1)     SUBJECT TO OPTIONS
- -------------------------------------------------------------  ---------------     -------------------
Harvey R. Blau, Chairman and Chief Executive Officer.........         --                      --
Robert Balemian, President...................................         --                      --
Patrick L. Alesia, Vice President and Treasurer..............         --                  10,000
All executive officers as a group (4 persons)................         --                  15,000

- ---------------
(1) These options were granted at an exercise price equal to the market value of shares of the Company's Common Stock on the date of grant.

     The full text of the 1995 Option Plan appears in Exhibit "B" to this Proxy Statement. The principal features of the 1995 Option Plan are summarized below, but such summary is qualified in its entirety by the full text of the 1995 Option Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the 1995 Option Plan consists of shares, whether authorized but unissued or reacquired by the Company, of Common Stock of the Company. The total number of shares of Common Stock issuable upon the exercise of all stock options under the 1995 Option Plan may not exceed 1,000,000 shares, subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 500,000 shares of Common Stock pursuant to the 1995 Option Plan.

ADMINISTRATION OF THE PLAN

     The 1995 Option Plan is to be administered by the Board of Directors of the Company; provided, however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee or a Stock Option Committee (the "Committee") consisting of no fewer than two directors. The Board intends that its Compensation Committee will administer the 1995 Option Plan.

     Subject to the terms of the 1995 Option Plan, the Board of Directors or the Committee may determine and designate those officers and employees who are to be granted stock options under the 1995 Option Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Committee shall also, subject to the express provisions of the 1995 Option Plan, have authority to interpret the 1995 Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 1995 Option Plan.

GRANT OF OPTIONS

     Officers and employees of the Company or any of its subsidiaries or affiliates are eligible to participate in the 1995 Option Plan.

     The exercise price for incentive stock options granted under the 1995 Option Plan will be the market value of the Company's Common Stock on the date of grant of the stock option (or in the case of incentive stock options granted to any individual who owns stock possessing more than 10% of the total combined voting power of all voting stock of the Company [a "Principal Stockholder"], 110% of such fair market value). The exercise price for Non-Qualified Stock Options granted under the 1995 Option Plan will be not less than such fair market value. The option price, as well as the number of shares subject to such option, shall be appropriately adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations, and certain other events involving a change in the Company's capital.

     In November 1994, options to purchase 15,000 shares of the Company's Common Stock were granted under the 1995 Option Plan, subject to shareholder approval, at an exercise price of $7.50 per share.

EXERCISE OF STOCK OPTIONS

     Stock options granted under the 1995 Option Plan shall expire not later than ten years from the date of grant, or in the case of any incentive stock option granted to a Principal Stockholder, five years from the date of grant or such shorter period as the Committee may determine.

     Stock options granted under the 1995 Option Plan may become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Subject to this power of the Committee, and except in the manner described below upon the death of the Optionee, a stock option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, and up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option, but in no event later than the expiration of the term of the Option. Typically, option installments will be cumulative and exercisable until the expiration of the exercise period.

     Upon the exercise of a stock option, Optionees may pay the exercise price in cash, by certified or bank cashiers check or, at the option of the Company, in shares of Common Stock of the Company valued at its fair market value on the date of exercise, or a combination thereof. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the Board of Directors or the Committee determines that the optionee has recognized gross income under the Code resulting from such exercise. These taxes may, at the option of the Company, be paid in shares of Common Stock.

     An Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall not be exercisable by the Optionee unless, at all times since the date of grant and at the time of exercise, such Optionee is an employee of the Company, or any subsidiary or affiliate, except that, upon termination of all employment (other than by death or by Total Disability followed by death in the circumstances provided below) with the Company, any subsidiary or any affiliate, the Optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     In the event of the death of an Optionee (i) while an employee of the Company, any parent corporation of the Company or any subsidiary, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any subsidiary (other than for Total Disability) or (iii) within three months after termination on account of Total Disability of all employment with the Company, any parent corporation of the Company and any Subsidiary, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such Optionee's Option at any time within the period of one year from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it is exercisable on the date of such termination.

     To the extent the aggregate market value of the Common Stock (determined as of the date of grant) with respect to which any options granted are intended to be designated as Incentive Stock Options under the 1995 Option Plan (or any other incentive stock option plan of the Company or any subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered Incentive Stock Options.

     Stock options granted under the 1995 Option Plan may not be transferred by the holder other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder.

CHANGE IN CONTROL


     In the event of a Change in Control (as defined), at the option of the Board or the Committee, (a) all options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six
(6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options granted under the 1995 Option Plan are intended to be qualified incentive stock options in accordance with the provisions of
Section 422 of the Code. All other options granted under the 1995 Option Plan are non-qualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income to the recipient at the time of the grant, and the Company will not be entitled to an income tax deduction at such time. The grant of non-qualified options will not result in taxable income to the recipient at the time of the grant to the extent that it is granted at 100% of the fair market value of the Company's Common Stock at such time. So long as such option does not result in taxable income to the recipient at the time of the grant, the Company will not be entitled to an income tax deduction.

     Upon the exercise of an incentive stock option granted under the 1995 Stock Option Plan, the recipient will not be treated as receiving any taxable income, and the Company will not be entitled to an income tax deduction. Upon the exercise of a non-qualified option, an employee who is not a director or officer of the Company will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the underlying shares of the Company's Common Stock at the time of exercise, over the exercise price. The date of recognition and determination of the ordinary compensation income attributable to shares received upon exercise of an option by an officer of the Company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after such exercise, unless that person elects to be taxed as of the date of exercise. The Company will receive an income tax deduction for the amount treated as compensation income to the recipient at the time and in the amount that the recipient recognizes such income.

     Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of the shares of Common Stock; provided, that if the shares subject to an incentive stock option are disposed of prior to the expiration of two years from the date of grant and one year from the date of exercise, the gain realized on the disposition will be treated as ordinary compensation income to the Optionee.

     The tax basis of the shares of Common Stock received by the recipient will be the market value on the date the recipient is considered to have received taxable compensation income, and the holding period of the shares will begin the day after such date.

     With respect to incentive stock options, the excess of the fair market value of the stock obtained upon exercise over the exercise price therefor may be treated as a tax preference item for alternative minimum tax purposes.

     The affirmative vote of a majority of the outstanding voting stock present in person or by proxy at the Annual Meeting is required for approval of the 1995 Option Plan.

     The Board of Directors recommends a vote FOR approval of the adoption of the 1995 Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent public accountants for the fiscal year ended September 30, 1994 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent public accountants for the Company's 1995 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1994 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than October 10, 1995 to be considered for inclusion in the Company's next Proxy Statement.

                                            By Order of the Board of Directors,

                                            SUSAN E. ROWLAND
                                            Secretary

Dated: Jericho, New York
       December 23, 1994

                                                                       EXHIBIT A

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        CHANGING THE NAME OF THE COMPANY

     The following sets forth the changes to Article "FIRST" of the Company's Certificate of Incorporation if the proposed Amendment is approved:

     "FIRST: The name of the corporation is: GRIFFON CORPORATION."

                                                                       EXHIBIT B

                         INSTRUMENT SYSTEMS CORPORATION
                             1995 STOCK OPTION PLAN

SECTION 1. GENERAL PROVISIONS

1.1 NAME AND GENERAL PURPOSE

     The name of this plan is the Instrument Systems Corporation 1995 Stock Option Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable Instrument Systems Corporation (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees of the Company to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2 DEFINITIONS

    a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

    b.  "Board" means the Board of Directors of the Company.

    c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

        (a) a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

        (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

        (c) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

    d.  "Code" means the Internal Revenue Code of 1986, as amended.

    e.  "Committee" means the Committee referred to in Section 1.3 of the Plan.

    f. "Common Stock" means shares of the Common Stock, par value $.25 per share, of the Company.

    g. "Company" means Instrument Systems Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

    h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2) as promulgated by the Securities and Exchange Commission (the "Commission"); provided, that such person is also an "outside director" as set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

     i. "Fair Market Value" means the market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

     j. "Incentive Stock Option" means an Incentive Stock Option as described in Section 2.1 of the Plan.

     k. "Non-Qualified Stock Option" means a Non-Qualified Stock Option as described in Section 2.1 of the Plan.


     l. "Option" means any option to purchase Common Stock under Section 2 of the Plan.


     m. "Participant" means any officer or employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan.

     n. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

     o. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee appointed by the Board consisting of two or more members of the Board all of who shall be Disinterested Persons. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4 ELIGIBILITY

     Stock options may be granted only to officers or employees of the Company or a Subsidiary or Affiliate. Subject to Section 2.3, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5 SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,000,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 500,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6 ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.


     In the event of a Change in Control, at the option of the Board or the Committee, (a) all options outstanding on the date of such Change in Control shall, for a period of sixty (60) days following such Change in Control, become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such Shares under the option.


1.7 NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8 WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9 ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

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

1.10 GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code or result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise alter or impair any right theretofore granted to any Participant ; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of Common Stock of the Company present at a meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 above) the total number of shares or other securities reserved for issuance under the Plan; (iii) decreases the minimum option prices stated in Section 2.2 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or any regulation thereunder); (iv) extends the expiration date of the Plan, or the limit on the maximum term of Options; or (v) withdraws the administration of the Plan from a committee consisting of two or more members, each of whom is a Disinterested Person.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Sections 2.3(c) and 2.4(b) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11 COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12 EFFECTIVE DATES

     The Plan was adopted by the Board on November 8, 1994, subject to approval by the stockholders of the Company. The Plan shall terminate on November 7, 2004.

SECTION 2. OPTION GRANTS

2.1 AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in Sections 2 and 3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock options granted under the Plan may be of two types: an incentive stock option ("Incentive Stock Option"); and a non-qualified stock option ("Non-Qualified Stock Option").

     It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

     Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option, in whole or in part, it shall constitute a separate Non-Qualified Stock Option to the extent of such disqualification.

2.2 OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or any parent corporation of the Company or Subsidiary and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3 INCENTIVE STOCK OPTION GRANTS

     Each Incentive Stock Option will be subject to the following provisions:

     a. Term of Option

        An Incentive Stock Option will be for a term of not more than ten years from the date of grant, except in the case of an employee described in the second paragraph of Section 2.2 above in which case an Incentive Stock Option will be for a term of not more than five years from the date of the grant.

     b. Annual Limit

        To the extent the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) with respect to which any options granted hereunder are intended to be designated as Incentive Stock Options under the Plan (or any other incentive stock option plan of the Company or any Subsidiary) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered incentive stock options.

     c. Exercise

        Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death of the optionee, an Incentive Stock Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

        An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary, except that, upon termination of all employment (other than by death or by Total Disability followed by death in the circumstances provided below) with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, the optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

        In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any Subsidiary or Affiliate (other than for Total Disability) or (iii) within three months after termination on account of Total Disability of all employment with the Company, any parent corporation of the Company and any Subsidiary, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of one year from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

        Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option.

     d. Transferability

        An Incentive Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution.

2.4 NON-QUALIFIED STOCK OPTION GRANTS

     Each Non-Qualified Stock Option will be subject to the following provisions:

     a. Term of Option

        A Non-Qualified Stock Option will be for a term of not more than ten years from the date of grant.

     b. Exercise

       The exercise of a Non-Qualified Stock Option shall be subject to the same terms and conditions as provided under Section 2.3(c) above.

     c. Transferability

       A Non-Qualified Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, except as may be permitted by the Board or the Committee.

2.5 AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

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                        INSTRUMENT SYSTEMS CORPORATION

         The undersigned hereby appoints Harvey R. Blau and Robert Balemian, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in INSTRUMENT SYSTEMS CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 8, 1995 and any adjournments thereof.

                 (Continued and to be signed on reverse side)




                                                                     SEE REVERSE
                                                                         SIDE

/ / PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE


1.  Election of the following nominees, as set forth in the proxy statement:

[   ]  FOR all nominees listed below

[   ]  WITHHOLD authority to vote

The Board of Directors recommends a vote FOR the following proposals:

Nominees: Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. (Ret.), William H. Waldorf and Henry A. Alpert


2. Proposal to amend the Certificate of Incorporation to change the name of the Company to "Griffon Corporation" as set forth in Exhibit A.

   FOR  [  ]                  AGAINST  [  ]              ABSTAIN  [  ]

3. Proposal to adopt a 1995 Stock Option Plan, as set forth in Exhibit B.

   FOR  [  ]                  AGAINST  [  ]              ABSTAIN  [  ]

4. Upon such other business as may properly come before the meeting or any adjournment thereof.


(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)



THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, AS SET FORTH ON THE REVERSE HEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

___________________________________[L.S.] _______________________________[L.S.]

Dated:  _____________, 1995

      (Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such.  If signer is a corporation, execute in full corporate name by authorized officer.  If shares are held in the name of two or more persons, all should sign.)